Exhibit 99.1

1950 Spectrum Circle, Suite 300
Marietta, GA 30067
1-888-502-BLUE
www.BlueLinxCo.com

FOR IMMEDIATE RELEASE

BlueLinx Announces 2020 First Quarter Financial Results

MARIETTA, Ga., May 5, 2020 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in the United States, today reported financial results for the fiscal first quarter ended March 28, 2020, and provided a business update and review of current market conditions related to the COVID-19 pandemic.

2020 First Quarter Financial Highlights (all comparisons to prior year period unless otherwise noted)

•	Net sales of $662 million, compared to $639 million

•	Gross margin increased to 14.1%, compared to 13.5%

•	Net loss of $0.8 million, compared to a net loss of $6.7 million

•	Adjusted EBITDA of $19.9 million, compared to $16.6 million

•	Term loan reduction of $78 million since the fourth quarter 2019; most recent balance is $69 million

“Our first quarter results show the continuous and sustained progress that began in the second half of 2019 and a strong start to the year,” Mitch Lewis, President and Chief Executive Officer, stated. “Net sales improved by approximately 9% over the prior year when excluding the impact of our discontinued siding line. We recorded both year over year and sequential gross margin improvement, which combined with the improvement in net sales, drove Adjusted EBITDA to $19.9 million compared to $16.6 million last year, and $10.9 million in the fourth quarter of 2019.”

Mr. Lewis continued, “Our focus shifted towards the end of the first quarter as we implemented numerous actions in response to the COVID-19 pandemic including our highest priority of ensuring a safe and healthy workplace environment for our associates. We cannot predict how the business and social restrictions stemming from the pandemic will ultimately impact the U.S. housing industry and broader economy, however, we do know that our business has weathered a wide range of economic cycles. We are prepared to manage the challenges and opportunities that arise from this trying time and are focused on efficiently supporting our nation’s essential infrastructure needs in partnership with our customers and suppliers.”

2020 First Quarter Financial Results Review

The Company reported net sales of $662 million for the first quarter of 2020, compared to $639 million for the prior year period. Excluding $32 million from the prior year period related to the discontinued siding line, net sales were up approximately 9%. Net sales were driven by higher volumes, and $2 million in commodity price inflation.

The Company recorded gross profit of $93 million during the first quarter, compared to $86 million in the prior year period, with a gross margin of 14.1% compared to 13.5% in the prior year period. Gross margin improved in both structural and specialty categories year-over-year.

The Company recorded a net loss of $0.8 million for the first quarter, compared to a net loss of $6.7 million in the prior year period. First quarter 2020 net loss includes one-time charges for real estate financing obligation costs of $2 million, integration related charges of $1 million, share-based compensation expense of $1 million, and $1 million for restructuring charges. Net loss in the prior year period includes integration related charges of $5 million, share-based compensation expense of $1 million, and restructuring costs of $1 million.

Capital Structure and Liquidity

During the quarter, the Company favorably amended both its revolving credit facility and term loan facility to enhance liquidity and provide financial flexibility. In January, the Company amended its revolving credit facility to better align advance rates with the seasonality of its business. At the end of February, the Company amended its term loan facility and it will no longer be subject to the quarterly total net leverage ratio covenant when the principal balance of the term loan is less than $45 million. The Company further amended the term loan facility on April 1, 2020, to provide greater financial flexibility by increasing the total net leverage ratio covenants in the second and third quarters of 2020 to 8.75:1.00 from 6.50:1.00 and 6.00:1.00, respectively.

The enhancements that were made in the first quarter to the Company’s capital structure contributed to its strong liquidity position. The Company entered the second quarter with excess availability and cash on hand of approximately $97 million.

COVID-19 Operational Response

“Our primary concern continues to be for the safety and well-being of our employees, their families and our communities,” said Mr. Lewis. The Company formed a cross-functional COVID-19 Disaster Response Team in February and implemented safety and hygiene protocols consistent with the Centers for Disease Control and Prevention (“CDC”) and local guidance. Those protocols continue to evolve in accordance with CDC and local guidelines.

In early March, the Company implemented policies and procedures to protect its associates, serve its customers, and support its suppliers. The Company also moved quickly to develop plans and take actions designed to give the Company financial and operational flexibility during the periods impacted by the pandemic. These actions are intended to reduce the Company’s cost structure, strengthen its balance sheet, and preserve and increase liquidity in response to the COVID-19 pandemic so far, and they include:

•	Pausing virtually all new hiring

•	Limiting all non-essential spending

•	Substantially reducing headcount and variable operating expense correlating to local market demand declines

•	Furloughing approximately 15% of salaried workforce

•	Reducing or eliminating executive and key management base salaries for the next six months

•	Enhancing working capital efficiency to optimize liquidity for operations

Current Market Conditions

As of the date of this release, the Company’s business has been designated as “essential” in all states in which it operates, and the Company is continuing to operate and provide service to customers and suppliers. The Company has not experienced any significant supply chain disruptions as a result of the COVID-19 pandemic, and the Company’s supply chain has remained intact in all material respects.

During April, many of the Company’s markets have experienced negative sales volume impacts when compared to the prior year. Certain select markets that have stronger shelter-in-place and related restrictions have experienced more significant impacts. Those impacts have been somewhat offset by increases in sales volume in areas where the pandemic has not had as significant of an impact. As a result, overall April daily sales were down approximately 11% over the prior year period. The Company has also experienced below average gross margin in April, primarily related to the degradation in market pricing for structural products in connection with the COVID-19 pandemic. The structural products market began to stabilize in late April, although the Company cannot predict whether this stabilization will continue.

Despite the decline in sales volume, the platform for long-term growth that the Company built through the latter half of 2019 into the start of 2020 has remained intact and should continue to provide a solid foundation for execution as and when the pandemic subsides.

2020 First Quarter Conference Call with Accompanying Slide Presentation

BlueLinx will host a conference call on May 6, 2020, at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation.

Participants can access the live conference call via telephone at (877) 873-5864, using Conference ID # 7594658. Investors will also be able to access an archived audio recording of the conference call for one week following the live call by dialing (404) 537 3406, Conference ID # 7594658.

Investors can also listen to the live audio of the conference call and view the accompanying slide presentation by visiting the BlueLinx website, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. After the conference call has concluded, an archived recording will be available on the BlueLinx website.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with GAAP. The Company also believes that presentation of certain non-GAAP measures may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Any non-GAAP measures used herein are reconciled to their most directly comparable GAAP measures herein or in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Adjusted EBITDA

We define Adjusted EBITDA as an amount equal to net income plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share-based compensation, one-time charges associated with the legal and professional fees and integration costs related to the Cedar Creek acquisition, and gains on sales of properties including amortization of deferred gains.

We present Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of our financial condition from those measures determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. This non-GAAP measure is reconciled in the “Reconciliation of Non-GAAP Measurements” table later in this release.

About BlueLinx Holdings Inc.

BlueLinx (NYSE: BXC) is a leading wholesale distributor of building and industrial products in the United States with over 50,000 branded and private-label SKUs, and a broad distribution footprint servicing 40 states. BlueLinx has a differentiated distribution platform, value-driven business model and extensive cache of products across the building products industry. Headquartered in Marietta, Georgia, BlueLinx has over 2,200 associates and distributes its comprehensive range of structural and specialty products to approximately 15,000 national, regional, and local dealers, as well as specialty distributors, national home centers, industrial, and manufactured housing customers. BlueLinx encourages investors to visit its website, www.BlueLinxCo.com, which is updated regularly with financial and other important information about BlueLinx.

Contacts:
Investors:
Kelly C. Janzen, SVP, CFO & Treasurer
BlueLinx Holdings Inc.
(770) 953-7000

Mary Moll, Investor Relations
(866) 671-5138
investor@bluelinxco.com

Forward-looking Statements

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. The forward-looking statements in this press release include statements about the COVID-19 pandemic and our response thereto, including statements around the impact of the pandemic on the U.S. housing industry and broader economy, our preparations to manage the pandemic, our areas of focus during the pandemic, and our related protocols, policies, procedures, plans, and actions and their potential effects on our cost structure, balance sheet, and liquidity; the long-term effects and benefits of amendments to our revolving credit facility and term loan facility, including with respect to liquidity, financial flexibility, and our leverage covenants; the structural products market and its stability; and our platform for long-term growth and its ability to support execution as and when the pandemic subsides.

Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those listed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 29, 2018, and those discussed in our Quarterly Reports on Form 10-Q and in our periodic reports filed with the SEC from time to time. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: the COVID-19 pandemic and other contagious illness outbreaks and their potential effects on our industry, suppliers and supply chain, and customers, and our business, results of operations, cash flows, financial condition, and future prospects; our ability to integrate and realize anticipated synergies from acquisitions; loss of material customers, suppliers, or product lines in connection with acquisitions; operational disruption in connection with the integration of acquisitions; our indebtedness and its related limitations; sufficiency of cash flows and capital resources; our ability to monetize real estate assets; fluctuations in commodity prices; adverse housing market conditions; disintermediation by customers and suppliers; changes in prices, supply and/or demand for our products; inventory management; competitive industry pressures; industry consolidation; product shortages; loss of and dependence on key suppliers and manufacturers; import taxes and costs, including new or increased tariffs, anti-dumping duties, countervailing duties, or similar duties; our ability to successfully implement our strategic initiatives; fluctuations in operating results; sale-leaseback transactions and their effects; real estate leases; changes in interest rates; exposure to product liability claims; our ability to complete offerings under our shelf registration statement on favorable terms, or at all; changes in our product mix; petroleum prices; information technology security and business interruption risks; litigation and legal proceedings; natural disasters and unexpected events; activities of activist stockholders; labor and union matters; limits on net operating loss carryovers; pension plan assumptions and liabilities; risks related to our internal controls; retention of associates and key personnel; federal, state, local and other regulations, including environmental laws and regulations; and changes in accounting principles. Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 28, 2020	March 30, 2019
	(In thousands, except per share data)
Net sales	$662,070	$638,701
Cost of sales	568,861	552,656
Gross profit	93,209	86,045
Gross margin	14.1%	13.5%
Operating expenses:
Selling, general, and administrative	77,769	74,410
Gains from sales of property	(525)	—
Depreciation and amortization	7,635	7,328
Total operating expenses	84,879	81,738
Operating income	8,330	4,307
Non-operating expenses (income):
Interest expense, net	14,380	13,401
Other (income) expense, net	(237)	150
Loss before benefit from income taxes	(5,813)	(9,244)
Benefit from income taxes	(5,026)	(2,525)
Net loss	$(787)	$(6,719)

Basic loss per share	$(0.08)	$(0.72)
Diluted loss per share	$(0.08)	$(0.72)

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 28, 2020	December 28, 2019
	(In thousands, except share data)
ASSETS
Current assets:
Cash	$12,558	$11,643
Receivables, less allowances of $3,875 and $3,236, respectively	247,940	192,872
Inventories, net	378,634	345,806
Other current assets	26,437	27,718
Total current assets	665,569	578,039
Property and equipment, at cost	308,288	308,067
Accumulated depreciation	(117,036)	(112,299)
Property and equipment, net	191,252	195,768
Operating lease right-of-use assets	52,502	54,408
Goodwill	47,772	47,772
Intangible assets, net	24,414	26,384
Deferred tax assets	59,308	53,993
Other non-current assets	20,404	15,061
Total assets	$1,061,221	$971,425
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$162,398	$132,348
Accrued compensation	8,216	7,639
Current maturities of long-term debt, net of discount and debt issuance costs of $74 and $74, respectively	2,176	2,176
Finance leases - short-term	5,924	6,385
Real estate deferred gains - short-term	3,935	3,935
Operating lease liabilities - short-term	7,016	7,317
Other current liabilities	9,903	11,323
Total current liabilities	199,568	171,123
Non-current liabilities:
Long-term debt, net of discount and debt issuance costs of $11,861 and $12,481, respectively	444,937	458,439
Real estate financing obligation	123,765	44,914
Finance leases - long-term	145,427	146,611
Real estate deferred gains - long-term	80,935	81,886
Operating lease liabilities - long-term	45,571	47,091
Pension benefit obligation	22,596	23,420
Other non-current liabilities	24,106	24,024
Total liabilities	1,086,905	997,508
Commitments and Contingencies
STOCKHOLDERS' DEFICIT:
Common Stock, $0.01 par value, 20,000,000 shares authorized, 9,366,641 and 9,365,768 outstanding on March 28, 2020 and December 28, 2019, respectively	94	94
Additional paid-in capital	261,980	260,974
Accumulated other comprehensive loss	(34,383)	(34,563)
Accumulated stockholders’ deficit	(253,375)	(252,588)
Total stockholders’ deficit	(25,684)	(26,083)
Total liabilities and stockholders’ deficit	$1,061,221	$971,425

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 28, 2020	Three Months Ended March 30, 2019
	(In thousands)
Cash flows from operating activities:
Net loss	$(787)	$(6,719)
Adjustments to reconcile net loss to cash used in operations:
Benefit from income taxes	(5,026)	(2,525)
Depreciation and amortization	7,635	7,328
Amortization of debt issuance costs	956	455
Gains from sales of property	(525)	—
Share-based compensation	1,004	706
Amortization of deferred gain	(984)	(951)
Changes in operating assets and liabilities:
Accounts receivable	(55,068)	(37,908)
Inventories	(32,828)	(45,479)
Accounts payable	30,050	26,004
Prepaid and other current assets	(3,006)	(423)
Other assets and liabilities	(608)	1,191
Net cash used in operating activities	(59,187)	(58,321)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	6,009
Proceeds from sale of assets	44	143
Property and equipment investments	(1,245)	(1,223)
Net cash (used in) provided by investing activities	(1,201)	4,929
Cash flows from financing activities:
Borrowings on revolving credit facilities	204,196	197,114
Repayments on revolving credit facilities	(149,079)	(136,892)
Repayments on term loan	(69,238)	(900)
Principal payments on real estate financing obligations	(340)	—
Proceeds from real estate financing obligations	78,329	—
Debt financing costs	(336)	—
Repurchase of shares to satisfy employee tax withholdings	(7)	—
Principal payments on finance lease obligations	(2,222)	(2,187)
Net cash provided by financing activities	61,303	57,135

Net change in cash	915	3,743
Cash, beginning of period	11,643	8,939
Cash, end of period	$12,558	$12,682

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(Unaudited)

The following schedule reconciles net loss to Adjusted EBITDA:

	Quarter Ended
	March 28, 2020	March 30, 2019
	(In thousands)
Net loss	$(787)	$(6,719)
Adjustments:
Depreciation and amortization	7,635	7,328
Interest expense	14,380	13,401
Benefit from income taxes	(5,026)	(2,525)
Gain from sales of property	(525)	—
Amortization of deferred gain	(984)	(951)
Share-based compensation expense	1,004	706
Real estate financing obligation costs	1,793	—
Merger and acquisition costs (1)	1,070	4,597
Restructuring, severance, and legal	1,309	764
Adjusted EBITDA	$19,869	$16,601

(1) Reflects primarily legal, professional and other integration costs related to the Cedar Creek acquisition